EXHIBIT 4

STI

2000 STOCK OPTION PLAN (the “Plan”)

1. PURPOSE

The Plan is intended to advance the interests of the Company by providing eligible individuals (as designated pursuant to Section 5 hereof) with an opportunity to acquire or increase a proprietary interest in the Company, which thereby will create a stronger incentive to expend maximum effort for the growth and success of the Company and its subsidiaries and will encourage such eligible individuals to continue to provide services to the Company. Each stock option granted under the Plan is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, except (a) to the extent that any such Option would exceed the limitations set forth in Section 8 hereof, and (b) for Options specifically designated at the time of grant as not being Incentive Stock Options.

2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Option Agreements), the following definitions shall apply:

2.1 “Affiliate” means any company or other trade or business that is controlled by or under common control with the Company (determined in accordance with the principles of Sections 414(b) and 414(c) of the Code and the regulations thereunder) or is an affiliate of the Company within the meaning of Rule 405 of Regulation C under the Securities Act.

2.2 “Board” means the Board of Directors of the Company.

2.3 “Cause” means, unless otherwise defined in an Option Agreement, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreement, if any, between an Optionee and the Company or any of its Subsidiaries or other Affiliates.

2.4 “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.5 “Committee” means the Compensation Committee of the Company, which must consist of not fewer than two members (who, subject to Section 17.2 hereof, may or may not be employees of the Company) and shall be appointed by the Board. All references in the Plan to the “Committee” shall be deemed to mean the Board if no Committee has been appointed.

2.6 “Company” means StepTech, Inc.

2.7 “Effective Date” means the date of adoption of the Plan by the Board.

2.8 “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.9 “Fair Market Value” means the value of each share of Stock subject to the Plan determined as follows: if on the Grant Date or other determination date the shares of Stock are listed on an established national or regional stock exchange, are admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or are publicly traded on an established securities market, the Fair Market Value of the shares of Stock shall be the closing price of the shares of Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the trading day immediately preceding the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of the shares of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the shares of Stock are not listed on such an exchange, quoted on such System or traded in such a market, Fair Market Value shall be determined by the Board in good faith.

2.10 “Grant Date” means the date as of which the Committee approves the grant of an Option or such later date as the Committee may specify when it approves the grant.

2.11 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code.

2.12 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.13 “Option Agreement” means the written agreement evidencing the grant of an Option hereunder.

2.14 “Optionee” means a person who holds an Option under the Plan.

2.15 “Option Period” means the period during which Options may be exercised, as defined in Section 11 hereof.

2.16 “Option Price” means the purchase price for each share of Stock subject to an Option.

2.17 “Plan” means this StepTech, Inc. 2000 Stock Option Plan.

2.18 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.19 “Stock” means the common stock, $0.01 par value, of the Company.

2.20 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 425(f) of the Code.

3. ADMINISTRATION

3.1. The Committee

The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions and to make all determinations required or provided for under the Plan or any Option granted or Option Agreement entered into hereunder and all such other actions and determinations not inconsistent with the specific terms and provisions of the Plan as may be deemed by the Committee to be necessary or appropriate to the administration of the Plan or any Option granted or Option Agreement entered into hereunder. The interpretation and construction by the Committee of any provision of the Plan or of any Option granted or Option Agreement entered into hereunder shall be final and conclusive.

3.2. No Liability

No member of the Board or of the Committee shall be liable for any action taken or determination made, or any failure to take an action or make a determination, in good faith with respect to the Plan or any Option granted or Option Agreement entered into hereunder.

4. STOCK

The shares of stock that may be issued pursuant to Options granted under the Plan shall be shares of Stock, which shares may be treasury shares or authorized but unissued shares. The number of shares of Stock that may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate 800,000 shares of Stock, which number of shares shall be subject to adjustment as provided in Section 19 hereof. If any Option expires, terminates or is terminated for any reason prior to exercise in full, the shares of Stock that were subject to the unexercised portion of such Option shall be available for future Options granted under the Plan.

5. ELIGIBILITY

Options may be granted under the Plan to (i) any officer or key employee of the Company, any Subsidiary or any other Affiliate (including any such officer or key employee who is also a director of the Company, any Subsidiary or any other Affiliate), or (ii) any other individual whose participation in the Plan is determined to be in the best interests of the Company by the Committee. An individual may hold more than one Option, subject to such restrictions as are provided herein.

6. EFFECTIVE DATE AND TERM

6.1. Effective Date

The Plan shall become effective as of the date of its adoption by the Board, subject to shareholder approval of the Plan within one year of the Effective Date by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of all outstanding common shares is present, either in person or by proxy, and voting on the matter, or by written consent in accordance with applicable state law and the Articles of Organization and By-laws of the Company; provided, however, that upon approval of the Plan by the shareholders of the Company, all Options granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved the Plan on the Effective Date. If the shareholders fail to approve the Plan within one year of the Effective Date, any Options granted hereunder shall be null, void and of no effect.

6.2. Term

The Plan shall terminate, except as to outstanding Options, on the date ten years after the effective date.

7. GRANT OF OPTIONS

Subject to the terms and conditions of the Plan, the Committee may, at any time and from time to time prior to the date of termination of the Plan, grant to such eligible individuals as the Committee may determine Options to purchase such number of shares of Stock on such terms and conditions as the Committee may determine, including any terms or conditions that may be necessary to qualify such Options as Incentive Stock Options. Without limiting the foregoing, the Committee may at any time, with the consent of the Optionee, amend the terms of outstanding Options or issue new Options in exchange for the surrender and cancellation of outstanding Options. The date on which the Committee approves the grant of an Option (or such later date as is specified by the Committee) shall be considered the date on which such Option is granted. The maximum number of shares of Stock subject to Options that can be awarded under the Plan to any person is 500,000 shares.

8. LIMITATION ON INCENTIVE STOCK OPTIONS

An Option (other than an Option described in Section 1(b) hereof) shall constitute an Incentive Stock Option only to the extent that the aggregate fair market value (determined at the time the Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other plans of the Optionee’s employer corporation and its parent and subsidiary corporations, within the meaning of Section 422(d) of the Code) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which such Options were granted.

9. OPTION AGREEMENTS

Each Option granted pursuant to the Plan shall be evidenced by a written agreement to be executed by the Company and the Optionee, in such form as the Committee shall from time to time determine. Option Agreements covering Options granted from time to time or at the same time need not contain the same or similar provisions; provided, however, that all such Option Agreements shall comply with all terms of the Plan.

10. OPTION PRICE

The purchase price of each share of Stock subject to an Option shall be fixed by the Committee and stated in each Option Agreement. In the case of an Option that is intended to constitute an Incentive Stock Option, the Option Price shall be not less than 100 percent of the fair market value per share of the Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee); provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), the Option Price of an Option that is intended to be an Incentive Stock Option shall be not less than 110 percent of the fair market value per share of the Stock covered by the Option at the time such Option is granted. In the case of an Option not intended to constitute an Incentive Stock Option, the Option Price shall be not less than the minimum legal consideration required under applicable state law for each share of Stock covered by the Option on the date the Option is granted (as determined in good faith by the Committee).

11. TERM AND EXERCISE OF OPTIONS

11.1. Term

Each Option granted under the Plan shall terminate and all rights to purchase shares of Stock thereunder shall cease upon the expiration of ten years from the date such Option is granted, or on such date prior thereto as may be fixed by the Committee and stated in the Option Agreement relating to such Option; provided, however, that in the event the Optionee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to stock ownership of more than 10 percent), an Option granted to such Optionee that is intended to be an Incentive Stock Option shall in no event be exercisable after the expiration of five years from the date it is granted.

11.2. Exercise by Optionee

Only the Optionee receiving an Option (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative, or, in the case of the Optionee’s death, the legal representatives, legatees, or distributees of the Optionee’s estate) may exercise the Option.

11.3. Option Period and Limitations on Exercise

Each Option granted under the Plan shall be exercisable in whole or in part at any time and from time to time over a period commencing on or after the Grant Date of the Option and ending upon the expiration or termination of the Option, as the Committee shall determine and set forth in the Option Agreement relating to such Option. Without limitation of the foregoing, the Committee, subject to the terms and conditions of the Plan, may in its sole discretion provide that an Option may not be exercised in whole or in part for any period or periods of time during which such Option is outstanding as the Committee shall determine and set forth in the Option Agreement relating to such Option. Any such limitation on the exercise of an Option contained in any Option Agreement may be rescinded, modified or waived by the Committee, in its sole discretion, at any time and from time to time after the Grant Date of such Option. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the shareholders of the Company as provided in Section 6.1 hereof.

11.4. Method of Exercise

An Option that is exercisable hereunder may be exercised by delivery to the Company on any business day, at its principal office, of written notice of exercise addressed to the attention of the Committee, which notice shall specify the number of shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the shares of Stock purchased pursuant to the exercise of an Option shall be made, as determined by the Committee and set forth in the Option Agreement pertaining to an Option, (a) in cash or by certified check payable to the order of the Company; (b) through the tender to the Company of shares of Stock, which shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (c) by a combination of the methods described in Sections 11.4(a) and 11.4(b) hereof; provided, however, that the Committee may, in its discretion, impose and set forth in the Option Agreement pertaining to an Option such limitations or prohibitions on the use of shares of Stock to exercise such Option as it may deem appropriate. Payment in full of the Option Price need not accompany the written notice of exercise provided the notice directs that the Stock certificate or certificates for the shares for which the Option is being exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such Stock certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price plus the amount (if any) of federal and/or other taxes that the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force or effect.

Promptly after the exercise of an Option and the payment in full of the Option Price of the shares of Stock covered thereby, the individual exercising the Option shall be entitled to the issuance of a Stock certificate or certificates evidencing such individual’s ownership of such shares. A separate Stock certificate or certificates shall be issued for any shares purchased pursuant to the exercise of an Option that is an Incentive Stock Option, which certificate or certificates shall not include any shares that were purchased pursuant to the exercise of an Option that is not an Incentive Stock Option. An individual holding or exercising an Option shall have none of the rights of a shareholder until the shares of Stock covered thereby are fully paid and issued to such individual and, except as provided in Section 19 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of such issuance.

11.5 Restrictions on Transfer of Shares

Shares of Stock issued upon the exercise of any Option granted hereunder shall be subject to such transfer restrictions (in addition to any general restrictions on transfer that may apply to all holders of shares of Stock) as the Committee may determine in its discretion. In addition, all shares of Stock issued upon the exercise of each Option granted hereunder shall be subject to the Company’s option (exercisable by the Board in its sole and absolute discretion) to repurchase such shares, following the termination for any reason of the Optionee’s employment with the Company or any Subsidiary or other Affiliate, for a purchase price per share equal to the Fair Market Value of the Stock on the effective date of such repurchase. Such transfer restrictions and right of repurchase shall be set forth in each Option Agreement upon such terms and conditions as the Committee may determine; provided, that such transfer restrictions and right of repurchase shall lapse at such time, if any, as the Stock becomes listed on an established stock exchange or becomes regularly quoted on the NASDAQ System.

12. TRANSFERABILITY OF OPTIONS

No Option shall be assignable or transferable by the Optionee to whom it is granted, other than by will or the laws of descent and distribution.

13. TERMINATION OF EMPLOYMENT

Upon the termination of employment of an Optionee with the Company, a Subsidiary or any other Affiliate, other than by reason of the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee or for Cause, each Option granted to such Optionee pursuant to the Plan shall continue to be exercisable only to the extent that it was exercisable immediately before such termination; provided, however, such Option shall terminate thirty days after the date of such termination of employment, unless earlier terminated pursuant to Section 11.1 hereof, and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; and provided further, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of employment of the Optionee with the Company, a Subsidiary or any other Affiliate, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

Upon the termination of employment of an Optionee with the Company, a Subsidiary or any other Affiliate for Cause, each Option granted to such Optionee pursuant to the Plan shall terminate and such Optionee shall have no further right to purchase shares of Stock pursuant to such Option; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of termination of employment of the Optionee with the Company, a Subsidiary or any other Affiliate for Cause, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

Whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of the Plan shall be determined by the Committee, which determination shall be final and conclusive.

For purposes of the Plan, including, without limitation, this Section 13 and Section 14, unless otherwise provided in an Option Agreement, a termination of employment with the Company, a Subsidiary or any other Affiliate shall not be deemed to occur if the Optionee immediately thereafter is employed with the Company, any other Subsidiary or any different Affiliate.

14. RIGHTS IN THE EVENT OF DEATH OR DISABILITY

14.1. Death

If an Optionee dies within the period during which any Option held by such Optionee at the time of his death is exercisable, the executors, administrators, legatees or distributees of such Optionee’s estate shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after the time of such Optionee’s death and prior to termination of such Option pursuant to Section 11.1 hereof, to exercise such Option, in whole or in part, to the extent such Option was exercisable immediately prior to such Optionee’s death; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that, in the event of the death of an Optionee, the executors, administrators, legatees or distributees of such Optionee’s estate may exercise an Option (subject to the general limitations on exercise set forth in Section 11.3 hereof), in whole or in part, at any time subsequent to such Optionee’s death and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the Option Agreement.

14.2. Disability

If an Optionee terminates employment with the Company, a Subsidiary or any other Affiliate by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee, then such Optionee shall have the right (subject to the general limitations on exercise set forth in Section 11.3 hereof), at any time within one year after such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, to exercise, in whole or in part, any Option held by such Optionee at the date of such termination of employment, to the extent such Option was exercisable immediately prior to such termination of employment; provided, however, that the Committee may provide, by inclusion of appropriate language in any Option Agreement, that an Optionee may (subject to the general limitations on exercise set forth in Section 11.3 hereof), in the event of the termination of employment of the Optionee with the Company, a Subsidiary or any other Affiliate by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Optionee, exercise an Option, in whole or in part, at any time subsequent to such termination of employment and prior to termination of the Option pursuant to Section 11.1 hereof, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 11.3 hereof, as the Committee, in its sole and absolute discretion, shall determine and set forth in the

Option Agreement. Whether a termination of employment is to be considered, for purposes of the Plan, to have occurred by reason of “permanent and total disability” shall be determined by the Committee, which determination shall be final and conclusive.

15. USE OF PROCEEDS

The proceeds received by the Company from the sale of Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

16. SECURITIES LAWS

The Company shall not be required to sell or issue any shares of Stock under any Option if the sale or issuance of such shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares of Stock subject to an Option upon any securities exchange or under any state or federal law, or the consent of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of such shares, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of such Option. Specifically in connection with the Securities Act, upon exercise of any Option, unless a registration statement under the Securities Act is in effect with respect to the shares of Stock covered by such Option, the Company shall not be required to sell or issue such shares unless the Company has received evidence satisfactory to the Company that the Optionee may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Company shall be final and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable unless and until the shares of Stock covered by such Option are registered or are subject to an available exemption from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

17. EXCHANGE ACT: RULE 16b-3

17.1. General

The Plan is intended to comply with Rule 16b-3 (“Rule 16b-3”) (and any successor thereto) under the Exchange Act from and after such time, if any, as the Company becomes subject to the Exchange Act. From and after such time, any provision inconsistent with Rule 16b-3 shall, to the extent permitted by law and determined to be advisable by the Board, be inoperative and void.

17.2. Compensation Committee

From and after such time, if any, as the Company becomes subject to the Exchange Act, the Committee appointed in accordance with Section 3.1 hereof shall consist of not fewer than two members of the Board each of whom shall qualify (at the time of appointment to the Committee and during all periods of service on the Committee) in all respects as a “Non-Employee Director” as defined in Rule 16b-3.

18. AMENDMENT AND TERMINATION

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Options have not been granted; provided, however, that no such amendment of the Plan by the Board shall be effective without the approval of the shareholders of the Company, obtained within twelve months before or after such action by the Board, (i) if such amendment would cause Options to be granted under the Plan to fail to qualify as Incentive Stock Options, or (ii) if such shareholder approval is then required by applicable law, by Rule 16b-3 (or any successor rule), or by applicable regulations of any stock exchange or NASDAQ. In addition, the Company may retain the right in an Option Agreement to cause a forfeiture of the shares of Stock acquired, or gain realized, by an Optionee on account of such Optionee’s taking actions in “competition with the Company,” as defined in the applicable Option Agreement. Furthermore, the Company may, in an Option Agreement, retain the right to annul the grant of an Option if the holder of such grant was employed by the Company, a Subsidiary, or any other Affiliate and is terminated “for cause” as defined in the applicable Option Agreement. Except as permitted under Section 19 hereof, no amendment, suspension or termination of the Plan shall, without the consent of each Optionee, alter or impair rights or obligations under any Option theretofore granted to such Optionee under the Plan.

19. EFFECT OF CHANGES IN CAPITALIZATION

19.1. Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company, occurring after the effective date of the Plan, then a proportionate and appropriate adjustment shall be made by the Company in the number and kind of shares for which Options are outstanding, so that the proportionate interest of each Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in an outstanding Option shall not change the aggregate Option Price payable with respect to shares subject to the unexercised portion of such Option, but shall include a corresponding proportionate adjustment in the Option Price thereunder.

19.2. Reorganization With Company Surviving

Subject to Section 19.3 hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, then any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price thereunder so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to such Option immediately prior to such reorganization, merger or consolidation.

19.3. Other Reorganizations; Sale of Assets or Stock

Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of all or substantially all of the assets of the Company to another person or entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board that results in any one or more persons or entities (other than persons or entities who are holders of shares in the Company at the time the Plan is approved by the shareholders and other than Affiliates) owning 50 percent or more of the combined voting power of all classes of stock of the Company, the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of the Plan, each Optionee shall have the right, with respect to each Option held by such Optionee (subject to the general limitations on exercise set forth in Section 11.3 hereof and except as otherwise specifically provided in the Option Agreement relating to each such Option), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Committee in its sole discretion shall designate, to exercise each such Option in whole or in part, whether or not such Option shall otherwise be exercisable at the time such termination occurs, but subject to any additional provisions that the Committee may, in its sole discretion, include in any Option Agreement. The Committee shall send written notice of an event that will result in such a termination to all Optionees not later than the time at which the Company gives notice thereof to its shareholders.

19.4. Adjustments

Adjustments under this Section 19 relating to shares of stock or other securities of the Company shall be made by the Committee, whose determination in that respect shall be final and conclusive. No fractional shares of Stock or fractional units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

19.5. No Limitations on Company

The grant of an Option pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

20. WITHHOLDING

The Company, or a Subsidiary or other Affiliate, may be obligated to withhold federal, state, and local income taxes and Social Security taxes to the extent that an Optionee realizes ordinary income in connection with the exercise of an Option. The Company, or a Subsidiary or other Affiliate, may withhold amounts needed to cover such taxes from payments otherwise due and owing to an Optionee, and upon demand the Optionee will promptly pay to the Company, or such Subsidiary or other Affiliate having such obligation, any additional amounts as may be necessary to satisfy such withholding tax obligation. Such payment shall be made in cash or cash equivalents.

21. NOTICE OF DISQUALIFYING DISPOSITIONS

The Option Agreement for each Incentive Stock Option granted under the Plan shall require the Optionee to notify the Company in writing of, and immediately following, any disposition (within the meaning of Section 424(c) of the Code) by such Optionee of shares of Stock acquired pursuant to the exercise of such Option if such disposition occurs either within two years from the Grant Date of such Option or within one year after the transfer of such shares to the Optionee under such Option.

22. DISCLAIMER OF RIGHTS

No provision in the Plan or in any Option granted or Option Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of the Company, any Subsidiary or any other Affiliate, or to interfere in any way with the right and authority of the Company, any Subsidiary or any other Affiliate either to increase or decrease the compensation of any individual at any time, or to terminate any employment or other relationship between any individual and the Company, any Subsidiary or any other Affiliate. The obligation of the Company to pay any benefits pursuant to the Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan.

23. NONEXCLUSIVITY

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its discretion may determine desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

24. GOVERNING LAW

This Plan, all Options to be granted hereunder, and all Option Agreements to be entered into hereunder shall be governed by the laws of the Commonwealth of Massachusetts (but not including the choice of law rules thereof).